Exhibit 3(i)(f)
                          MINNESOTA SECRETARY 0F STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

      BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATION NAME:(List the name of the company prior to any desired name change)

                        AJA MERCHANT BANKING CORPORATION

      This. amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                December 4, 1998


      The following amendment(s) of articles regulating the above corporation were adopted (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided attach additional numbered pages. (Total number of pages including this form ____.)

                                    ARTICLE 1

         The name of this corporation shall be IMAGE PHOTO SYSTEMS, INC

                                    ARTICLE 5

      The total authorized number of Shares Of this Corporation is 100,000,000, all of which shall be Common Shares of the par value $.001 each.


      This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                        --------------------------------------
                        William Scott Marshall, President

             INSTRUCTIONS                                      OFFICE USE ONLY

             1 - Type or print with black Ink.
             2 - A Filing Fee of $35.00, made payable to the
                   Secretary of State.
             3 - Return completed forms to:                 STATE OF MINNESOTA
                                                                DEPARTMENT
             Secretary of State
             160 State Office Building
             100 Constitution Ave.
             St. Paul, MN 55155-1299
             (612)296-2603


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